Exhibit 99.1

Company:

Stephen A. Garcia

Chief Financial Officer

Obagi Medical Products, Inc.

562.628.1007

Investors:

Ina McGuinness/Lena Adams

ICR, Inc.

310.954.1100

OBAGI MEDICAL PRODUCTS

REPORTS THIRD QUARTER 2007 FINANCIAL RESULTS

•                  Net sales rose 38% to $26.3 million driven by domestic sales growth of 43%

•                  Operating income increased 87% to $6.7 million

•                  Net income increased 284% to $3.9 million, or $0.18 per diluted share on a GAAP basis, or $0.20 per diluted share (non-GAAP), excluding the write off of deferred financing costs and associated  income tax effect related to October’s public offering

Long Beach, Calif. – November 13, 2007— Obagi Medical Products, Inc. (NASDAQ: OMPI), a leader in topical aesthetic and therapeutic skin health systems, today reported financial results for the third quarter and nine months ended September 30, 2007.

Third Quarter 2007 Financial Performance

For the third quarter of 2007, net sales rose 38% to $26.3 million, from $19.1 million for the third quarter of 2006. This increase was fueled by a 43% increase in U.S. sales. Operating income rose 87% to $6.7 million, up from $3.6 million last year.

Net income for the third quarter of 2007 increased 284% to $3.9 million, or $0.18 per diluted share, compared with net income of $1.0 million, or $0.06 per diluted share, in the comparable quarter last year. On a non-GAAP (Generally Accepted Accounting Principles) basis, excluding $873,000 in offering-related third quarter costs incurred in connection with the company’s recently completed registered public offering (the Offering) and $78,000 in deferred financing costs written off upon extinguishment of debt during the quarter, net income per share would have been $0.20.

Gross margin percentage remained 82.5% in the third quarter of 2007 compared to the same quarter last year and compared to the immediately preceding quarter.

This quarter’s success reflected:

•                  Strong performance in the CLENZIderm M.D. brand, which delivered $1.8 million in sales for the quarter, up 71% sequentially. This growth was supported in part by the launch of CLENZIderm M.D. Acne Therapeutic System for Normal to Dry Skin in July 2007, the latest system in the Obagi line of therapeutic skin treatments;

•                  Continued strength of Obagi’s core product lines (includes Nu-Derm, Obagi-C Rx, Professional-C and Tretinoin products), which grew 20% over the prior year;

•                  The introduction of the new Obagi® Condition and Enhance brand in August 2007, which gives a more pronounced identity and supports its use with more dermatological procedures;

•                  The second full quarter of sales from newly introduced ELASTIderm™, which contributed $1.6 million in net sales;

•                  Expansion of Obagi’s field sales force from 71 sales representatives a year ago to 88 at the end of the third quarter in order to increase market penetration in the aesthetic market and expand into the therapeutic dermatology market; and

•                  The addition of approximately 200 new physician accounts during the quarter, bringing the number of active accounts to more than 5,000 as of September 30, 2007, which represented an 18% increase in from a year ago which included a 29% increase in therapeutic dermatology accounts from a year ago.

Obagi Medical Products’ President and Chief Executive Officer, Steve Carlson, stated, “We are extremely pleased to report the seventh consecutive quarter of top-line growth and one of the strongest quarters of operating performance in Obagi’s history. This quarter’s success was the result of double-digit growth in every one of our product lines coupled with continued account penetration of our broadened CLENZIderm M.D. System for acne. As we built on our expanded product offerings and differentiated the Condition and Enhance brand by procedure categories, we were able to eliminate much of the seasonality that typically slows our business during the third quarter. At the same time, we have increased our operating efficiencies, as reflected in the quarter’s operating margin of 26%, which is up from 19% a year ago.”

“Looking to the remainder of the year, we are confident in our ability to benefit from what has historically been a seasonally strong fourth quarter as we capitalize on growth opportunities in both the domestic and international markets,” concluded Carlson.

Expenses for the third quarter of 2007 compared to the third quarter of 2006 reflected the following:

•                  Selling, general and administrative (SG&A) expenses increased $2.9 million to $13.6 million primarily due to sales force expansion, costs associated with the company’s Offering, increased legal fees and expenses associated with Sarbanes-Oxley compliance.

•                  Research and development (R&D) expenses were comparable to the prior year at $1.4 million compared with $1.5 million.

•                  Net interest expense was approximately $0.4 million down from approximately $1.9 million a year ago as a result of the use of proceeds from our initial public offering to retire debt in December 2006 and continued reduction of debt from operating cash flows throughout 2007.

•                  Income tax expense increased $1.8 million to $2.5 million, bringing the effective tax rate to 39.2% for the third quarter of 2007 compared to 39.5% for the third quarter of 2006.

Results for the First Nine Months of 2007

For the first nine months of 2007 compared with the first nine months of 2006:

•                  Net sales were $75.4 million, an increase of 37% compared with $55.0 million.

•                  Operating income rose 79% to $19.7 million from $11.0 million.

•                  Net income increased 200% to $10.7 million, or $0.49 per diluted share, compared with net income of $3.6 million, or $0.20 per diluted share. On a non-GAAP basis, excluding the impact of the October 2007 Offering costs of $873,000 and write off of deferred debt financing costs of $578,000, EPS would have been $0.53.

•                  Gross margin declined to 82.6% from 83.4%, primarily as a result of CLENZIderm therapeutic sales, which carry a lower gross margin compared to other product offerings.

•                  SG&A expenses were $38.4 million compared with $30.1 million.

•                  R&D expenses were $4.1 million compared with $4.8 million.

•                  Net interest expense decreased to $2.0 million from $5.0 million.

Strengthened Balance Sheet

As of September 30, 2007, cash and cash equivalents totaled $2.5 million compared with $11.3 million at December 31, 2006. As of September 30, 2007, the Company’s debt under a Senior Secured Credit Facility was reduced to $7.0 million as a result of debt repayments totaling $18.6 million made during the second and third quarters of 2007. Working capital totaled $19.4 million and stockholders’ equity totaled $29.8 million. This compares with $25.7 million in debt, $21.9 million in working capital and $17.9 million in stockholders’ equity as of December 31, 2006.

Guidance

The company is reiterating its previously provided 2007 sales guidance in the range of $102 million to $106 million, which would represent year-over-year growth of 31% to 36%. The company is also revising its 2007 EPS estimates to reflect the effect of its Offering. Revised EPS estimates include the $1.1 million of offering-related costs, the write down of deferred financing costs of $300 thousand on the extinguishment of debt and the 4% increase in shares outstanding to 22.6 million shares. The EPS guidance estimate has been adjusted to $0.72 and $0.75 for the year. Excluding the effect of Offering costs and write down of deferred offering costs, the guidance range would have been in line with our previous guidance of $0.76 to $0.79.

Conference Call Information

Obagi’s management will host a conference call to discuss the Company’s financial performance today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Investors interested in participating in the call can dial (888) 244-2430 from the U.S. International callers can dial (913) 312-0652. A telephone replay will be available approximately two hours after the call concludes and will be available through Tuesday, November 27, by dialing (888) 203-1112 from the U.S., or (719) 457-0820 for international callers and entering confirmation code 7833024. There also will be a simultaneous webcast available on the Investor Relations section of the Company’s web site at www.obagi.com, which will be archived for 30 days.

About Obagi Medical Products, Inc.

Obagi Medical Products develops and commercializes skin health products for the dermatology, plastic surgery, and related aesthetic markets. Using its Penetrating Therapeutics™ technologies, Obagi’s products are designed to improve penetration of agents across the skin barrier for common and visible skin conditions in adult skin including chloasma, melasma, senile lentigines, acne vulgaris and sun damage. The history of Obagi’s skin care product introductions is as follows:  Obagi Nu-Derm, 1988; Obagi-C Rx (the first and only prescription-strength vitamin C and hydroquinone system), 2004; Obagi Professional-C (a line of highly stable vitamin C serums), 2005; Obagi Nu-Derm Condition and Enhance for use with cosmetic procedures to enhance patient outcomes and satisfaction, 2006; Obagi ELASTIderm eye skin care and Obagi CLENZIderm M.D. acne therapeutic systems, 2007; and a formulation of CLENZIderm for normal to dry skin, July 2007. Obagi’s products are only available through physicians. Visit www.obagi.com for information.

Forward Looking Statements

There are forward-looking statements contained herein, which can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans,” or “intends” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments indicated in such forward-looking statements. Such factors include, but are not limited to, the risk that we may not be able to sustain the rate of growth of sales that we have experienced recently, the intense competition our products face and will face in the future, the level of market acceptance of our products, the possibility that our products could be rendered obsolete by technological or medical advances, the possibility that we may become involved in intellectual property claims and litigation that could adversely affect the profitability of, or our ability to sell our products, the possibility that our products may cause undesirable side effects and the fact that our ability to commercially distribute our products may be significantly harmed if the regulatory environment governing our products changes. A more detailed discussion of these and other factors that could affect results is contained in our filings with the U.S. Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2006. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this press release is as of the date of this press release and Obagi Medical Products does not intend to update this information.

# # #

Obagi Medical Products, Inc.

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

	September 30,	December 31,
	2007	2006
Assets
Current assets
Cash and cash equivalents	$2,508	$11,298
Accounts receivable, net	15,315	11,550
Inventories, net	7,542	6,266
Prepaid expenses and other current assets	3,916	4,800
Income tax receivable	1,513	—
Total current assets	30,794	33,914
Property and equipment, net	3,049	3,749
Goodwill	4,629	4,629
Intangible assets, net	5,925	6,308
Other assets	3,524	4,361
Total assets	$47,921	$52,961
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,314	$5,512
Current portion of long-term debt	473	2,729
Accrued liabilities	3,629	3,750
Total current liabilities	11,416	11,991
Long-term debt	6,664	23,052
Total liabilities	18,080	35,043
Commitments and contingencies
Stockholders’ equity
Common stock, $.001 par value; 100,000,000 shares authorized, 21,844,836 and 21,804,689 shares issued and 21,826,961 and 21,801,961 shares outstanding at September 30, 2007 and December 31, 2006, respectively	22	22

Additional paid-in capital	40,377	39,109
Accumulated deficit	(10,510)	(21,144)
Stockholder receivable	—	(23)
Accumulated other comprehensive loss	(48)	(46)
Total stockholders’ equity	29,841	17,918
Total liabilities and stockholders’ equity	$47,921	$52,961

The notes to the financial statements included in the third quarter 2007 Form 10-Q are an integral part of these financial statements.

Obagi Medical Products, Inc.

 Unaudited Condensed Consolidated Statements of Income

 (Dollars in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net sales	$26,281	$19,105	$75,394	$55,031
Cost of sales	4,604	3,343	13,125	9,132
Gross profit	21,677	15,762	62,269	45,899
Selling, general and administrative expenses	13,610	10,669	38,446	30,113
Research and development expenses	1,355	1,510	4,121	4,769
Income from operations	6,712	3,583	19,702	11,017
Interest income	—	13	100	13
Interest expense	(355)	(1,927)	(2,110)	(5,050)

Income before provision for income taxes	6,357	1,669	17,692	5,980
Provision for income taxes	2,495	663	6,968	2,400
Net income	$3,862	$1,006	$10,724	$3,580
Net income attributable to common shares

Basic	$0.18	$0.06	$0.49	$0.20
Diluted	$0.18	$0.06	$0.49	$0.20
Weighted average common shares outstanding

Basic	21,808,483	17,799,183	21,804,159	17,798,772
Diluted	22,032,881	17,920,164	21,967,641	17,823,587

The notes to the financial statements included in the third quarter 2007 Form 10-Q are an integral part of these financial statements.

Reconciliation between net income on a GAAP basis to a non-GAAP basis is included below:

Reconciliation of GAAP to Non-GAAP net income:

(Dollars in thousands, except share and per share amounts)

	Three months ended September 30, 2007	Nine months ended September 30, 2007

GAAP net income	$3,862	$10,724

a) Registered public offering related costs	873	873
b) Write down of deferred debt issuance costs	78	578
c) Income tax effect	(375)	(571)

Non-GAAP net income	$4,438	$11,604

Non-GAAP income per share:
Basic	$0.20	$0.53
Diluted	$0.20	$0.53

Shares used in computing Non-GAAP per share amounts:
Basic	21,808,483	21,804,159
Diluted	22,032,881	21,967,641

Segment Information:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net sales by segment
Skin health	$24,880	$17,818	$72,045	$51,911
Licensing	1,401	1,287	3,349	3,120
Net sales	$26,281	$19,105	$75,394	$55,031
Gross profit by segment
Skin health	$20,310	$14,504	$59,029	$42,913
Licensing	1,367	1,258	3,240	2,986
Gross profit	$21,677	$15,762	$62,269	$45,899
Geographic information
United States	$22,155	$15,467	$63,685	$44,832
International	4,126	3,638	11,709	10,199
Net sales	$26,281	$19,105	$75,394	$55,031

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net sales by product line
Skin health
Nu-Derm	$16,259	$13,617	$45,851	$39,010
Vitamin C	2,692	2,321	8,531	7,514
Elasticity	1,646	—	6,077	—
Therapeutic	1,812	—	4,219	—
Other	2,471	1,880	7,367	5,387
Total	24,880	17,818	72,045	51,911
Licensing	1,401	1,287	3,349	3,120
Total net sales	$26,281	$19,105	$75,394	$55,031

The Company occasionally utilizes promotions to enhance sales. The Company previously classified sales under these promotions in the Other product line. The Company currently classifies these promotional activities under the product line being promoted by the promotion. Prior periods have been reclassified to conform to the current presentation.

Additional 2007 third quarter and nine month information:

	Three Months Ended	Nine Months Ended
(Dollars in thousands)	September 30, 2007	September 30, 2007

Depreciation & Amortization	$622	$1,841
Stock-based Compensation	444	1,238
McNamara settlement cost	0	192
Deferred financing cost write down on accelerated pay down of debt	78	578
Total amortization of deferred financing costs*	127	811
Offering related costs	$873	$873

* includes the deferred financing cost write down of $578k

Reconciliation of Previous Earnings per share Guidance - GAAP

To Revised Earnings per Share Guidance - GAAP

	Full Year 2007
(Dollars in thousands)	Low	High

Previous fully diluted EPS* guidance	$0.76	$0.79

Adjustments:
Offering related costs (Q3 & Q4)	$0.03	$0.03
Write off of deferred financing costs (Q3 & Q4)	$0.01	$0.01

Revised fully diluted EPS* guidance	$0.72	$0.75

Revised estimated fully diluted shares	22,400,000	22,400,000
Previous estimated fully diluted shares	22,300,000	22,300,000

* Earnings Per Share